Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 30, 2024, is by and among IMAC Holdings, Inc., a Delaware corporation with offices located at 3401 Mallory Lane, Suite 100, Franklin, Tennessee 37067 (the “Company”), and each of the investors signatory hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. Each Buyer, severally, has previously acquired such aggregate outstanding amount of senior secured convertible debentures (the “Existing Notes”) of Theralink Technologies, Inc., a Nevada corporation (“Issuer”) as set forth on the signature page of each such Buyer attached hereto.

B. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C. The Company has authorized a new series of convertible preferred stock of the Company designated as Series D Convertible Preferred Stock, $0.001 par value, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series D Preferred Stock”), which Series D Preferred Stock shall be convertible into shares of Common Stock (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

D. The Issuer has engaged The Mentor Group (the “Appraiser”) to appraise the value of the business of the Issuer, which appraisal shall be used to determine the fair market value of the Existing Notes (the “Appraisal”).

E. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, in exchange for the Existing Notes of each such Buyer, such aggregate number of shares of Series D Preferred Stock (collectively for all Buyers, the “Preferred Shares”), as calculated in accordance with Schedule 1(a) attached hereto in reliance upon the results of the Appraisal.

F. The Preferred Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF PREFERRED SHARES.

(a) Purchase of Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) the aggregate number of Preferred Shares as calculated in accordance with Schedule 1(a) attached hereto in reliance on the results of the Appraisal.

(b) Closing. The closing (the “Closing”) of the purchase of the Preferred Shares by the Buyers shall occur at the offices of Kelley Drye & Warren LLP, 3 World Trade Center, 175 Greenwich Street, New York, NY 10007. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(c) Form of Payment. On the Closing Date, (i) each Buyer, severally, shall transfer its Existing Note to the Company as the purchase price for the Preferred Shares to be acquired by each such Buyer hereunder and (ii) the Company shall deliver to each Buyer the aggregate number of Preferred Shares as calculated in accordance with Schedule 1(a) attached hereto in reliance on the results of the Appraisal duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

2

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Preferred Shares and (ii) upon conversion of its Preferred Shares will acquire the Conversion Shares issuable upon conversion thereof, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

3

(g) Transfer or Resale. Such Buyer understands that except as provided in Section 4(h) hereof: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Title to Existing Notes. Such Buyer has good and valid title to the Existing Notes held by such Buyer free and clear of Liens (as defined below). Delivery of the Existing Notes to the Company will pass to the Company good and valid title to the Existing Notes, free and clear of Liens.

(k) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the signature page of such Buyer attached hereto.

4

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred Shares) have been duly authorized by the Company’s board of directors or other governing body, as applicable, and (other than the Stockholder Approval (as defined below, the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not have been amended. “Transaction Documents” means, collectively, this Agreement, the Preferred Shares, the Certificate of Designations, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

5

(c) Issuance of Securities. The issuance of the Preferred Shares is duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less 200% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof that (x) the Preferred Shares are convertible at the initial Conversion Price (as defined in the Certificate of Designations), (y) dividends on the Preferred Shares shall accrue through the second anniversary of the Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price (as defined in the Certificate of Designations) assuming an Alternate Conversion Date (as defined in the Certificate of Designations) as of the date hereof and (z) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations),. Upon issuance or conversion in accordance with the Preferred Shares, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, the Conversion Shares and the reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below) (including, without limitation, any certificate of designation contained therein), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except with respect to clauses (ii) and (iii) above as which would not reasonably be expected to result in a Material Adverse Effect.

6

(e) Consents. Prior to the confirmation of the transactions contemplated herein, Existing Investors would be required to consent to this transaction. After entering into the Exchange Agreements with each Existing Investor, such consent is no longer required. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Stockholder Approval, a Form D with the SEC and any other filings as may be required by any state securities agencies), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and, except as disclosed by such Buyer on the signature page of such Buyer, that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

7

(g) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Joseph Gunnar & Co.,LLC, as placement agent (the “Placement Agent”) in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Preferred Shares in accordance with this Agreement and the Certificate of Designations is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(i) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

8

(j) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

(k) Absence of Certain Changes. Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. . Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business.

(l) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in Schedule 3(l), no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.

9

(m) Conduct of Business; Regulatory Permits. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Certificate of Incorporation or certificate of incorporation or bylaws, respectively. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed in the SEC Documents, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(n) Foreign Corrupt Practices. Neither the Company, the Company’s subsidiary or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(o) Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.

10

(p) Transactions With Affiliates. Except as disclosed in the SEC Documents, no current or former employee, partner, director, officer or stockholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Certificate of Designations)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

(q) Equity Capitalization.

(i) Definitions:

(A) “Common Stock” means (x) the Company’s shares of common stock, $0.001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B) “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

11

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 60,000,000 shares of Common Stock, of which, 1,148,321 are issued and outstanding and 8,132,462 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Preferred Shares) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 4,750 shares of Series C-1 Preferred Stock, 4,750 of which are issued and outstanding) and 5,376 shares of Series C-2 Preferred Stock, 1,276 of which are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(iii) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(q)(iii) sets forth the number of shares of Common Stock that are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Preferred Shares). To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

12

(v) Organizational Documents. The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.

(r) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(r), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

13

(s) Litigation. Except as disclosed in the SEC Documents and as set forth in Schedule 3(s), there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which could, individually or in the aggregate, have a Material Adverse Effect. No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. The Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No current (or former) executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

14

(v) Title.

(i) Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Each of patents owned by the Company or any of its Subsidiaries is listed on Schedule 3(w)(i). Except as set forth in Schedule 3(w)(ii), none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

15

(x) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) No Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.

(iii) Neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iv) None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(y) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

16

(z) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other material tax returns, material reports and material declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes that are material in amount for periods subsequent to the periods to which such returns, reports or declarations apply; provided that with respect to (i) and (ii), the Company has relied or is relying, in certain cases, on permitted extensions, pursuant to which filings and/or payments have not yet been made. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim, other than unpaid taxes the payment of which is subject to permitted extensions.

(aa) Internal Accounting and Disclosure Controls. Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(cc) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

17

(dd) Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(ee) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(ff) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.

(gg) Registration Eligibility. The Company is eligible to register the Conversion Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

18

(hh) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(kk) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ll) Management. Except as set forth in Schedule 3(ll) hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

19

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(mm) Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

20

(nn) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

(oo) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(pp) Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(qq) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(rr) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(ss) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(tt) Disclosure. Other than as disclosed in the 8-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

21

4.	COVENANTS.

(a) Reasonable Best Efforts. Each Buyer shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. Until the date on which the Buyers shall have sold all of the Underlying Securities (as defined below) (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Underlying Securities, the Company shall take all actions necessary to maintain its eligibility to register the Underlying Securities for resale by the Buyers on Form S-3. “Underlying Securities” means the (i) the Conversion Shares, and (iii) any capital stock of the Company issued or issuable with respect to the Conversion Shares, the Certificate of Designations or the Preferred Shares, respectively, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Certificate of Designations) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Preferred Shares.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes.

22

(e) Financial Information. The Company agrees to send the following to each holder of Securities (each, an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

23

(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. On or before the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), and the form of Certificate of Designations) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

24

(j) Reservation of Shares. So long as any of the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the maximum number of shares of Common Stock issuable upon conversion of all the Preferred Shares then outstanding (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Conversion Price then in effect, (y) dividends on the Preferred Shares shall accrue through the second anniversary of the Closing Date and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of the applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(j) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Preferred Shares. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(k) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(l) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(m) Corporate Existence. So long as any Buyer beneficially owns any Preferred Shares, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations.

(n) Conversion and Exercise Procedures. Each of the form of Conversion Notice (as defined in the Certificate of Designations) included in the Certificate of Designations set forth the totality of the procedures required of the Buyers in order to convert the Preferred Shares. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to convert their Preferred Shares. The Company shall honor conversions of the Preferred Shares and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Certificate of Designations. Without limiting the preceding sentences, no ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required in order to convert the Preferred Shares.

25

(o) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(p) Notice of Disqualification Events. The Company will notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(q) Stockholder Approval. The Company shall either (x) if the Company shall have obtained the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Stockholder Approval (as defined below), inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC, as promptly as practicable after the date hereof, but prior to the forty-fifth (45th) calendar day after the Closing Date (or, if such filing is delayed by a court or regulatory agency, in no event later than 90 calendar days after the Closing), an information statement with respect thereto or (y) provide each stockholder entitled to vote at an annual or special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than July 31, 2024 (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Buyers. The proxy statement, if any, shall solicit each of the Company’s stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval of the issuance of all of the Securities in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion or exercise set forth in the Preferred Shares, respectively) (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to October 31, 2024. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

26

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee), the aggregate number of Preferred Shares held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each effective date of a registration statement registering the resale of any Conversion Shares (the “Effective Date”). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

27

(c) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

28

(e) FAST Compliance. While any Preferred Shares remain outstanding, the Company shall maintain a transfer agent that participates in FAST.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Such Buyer and each other Buyer shall have transferred to the Company the Existing Notes of such Buyer.

(iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) Each of the Existing Investors shall have duly executed and delivered an Exchange Agreement to the Company and, on or prior to the time of the Closing, the parties thereto shall consummate the transactions contemplated by the Exchange Agreements.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of each Buyer hereunder to purchase its Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer such aggregate number of Preferred Shares as being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

29

(iii) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date.

(iv) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date.

(v) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation and the Certificate of Designations as certified by the Delaware Secretary of State.

(vi) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.

(vii) Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date and representations and warranties qualified by materiality, which shall be true and correct in all respects) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(viii) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) except as set forth in the SEC Documents, shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(ix) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(x) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

30

(xi) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xii) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Conversion Shares.

(xiii) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Flow of Funds Letter”).

(xiv) On or prior to the time of the Closing, the Company shall consummate the transactions contemplated by the Exchange Agreements.

(xv) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Preferred Shares shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

31

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

32

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Preferred Shares at the Closing and (II) on or after the Closing Date, holders of a majority of the Underlying Securities as of such time (excluding any Underlying Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Certificate of Designations.

33

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

IMAC Holdings, Inc.

3401 Mallory Lane

Suite 100

Franklin, Tennessee 37067

Telephone: (844) 266-4622

Attention:	Mr. Jeffrey S. Ervin Chief Executive Officer
E-Mail:	jervin@imacrc.com

With a copy (for informational purposes only) to:

Kelley Drye & Warren LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Telephone: (212) 808-7540

Attention:	Carol Weiss Sherman, Esq Michael A. Adelstein, Esq.
E-mail:	CSherman@kelleydrye.com
madelstein@kelleydrye.com

34

If to the Transfer Agent:

Equity Stock Transfer, LLC

237 W 37th St Suite 602

New York, NY 10018

Telephone: (212) 575-5757

Attention: Ms. Nora Marckwordt, Director of Operations

E-Mail: nora@equitystock.com

If to a Buyer, to its mailing address and e-mail address set forth on the signature page of such Buyer attached hereto, with copies to such Buyer’s representatives set forth on the signature page of such Buyer attached hereto, or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Preferred Shares (but excluding any purchasers of Conversion Shares in open market transactions). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Certificate of Designations) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

35

(k) Indemnification.

(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 9(k), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

36

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

37

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

38

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[signature pages follow]

39

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

IMAC HOLDINGS, INC.

By:	/s/ Jeffrey S. Ervin
Name:	Jeffrey S. Ervin
Title:	Chief Executive Officer

40

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Buyer: _______________________________________________________________________________

Signature of Authorized Signatory of Buyer: _________________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Email Address of Authorized Signatory:_____________________________________________________________

Residency/Jurisdiction of Formation:_______________________________________________________________

Address for Notice to Buyer:

Address for Delivery of Securities to Buyer (if not same as address for notice):

Preferred Shares: __________________________________

Amount Outstanding Under Existing Notes held by Buyer: ____________________________________

EIN Number: ______________________________________________

Check here if an affiliate or 10% or more stockholder of the Company: __________

Please select beneficial ownership limitation: ________ 4.99% or ________ 9.99%

41

Exhibit A

CERTIFICATE OF DESIGNATIONS

OF RIGHTS AND PREFERENCES OF

SERIES D CONVERTIBLE PREFERRED STOCK OF

IMAC HOLDINGS, INC.

I, Jeffrey S. Ervin, hereby certify that I am the Chief Executive Officer of IMAC Holdings, Inc. (the “Company”), a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the DGCL, the Board on April 30, 2024 adopted the following resolution determining it desirable and in the best interests of the Company and its stockholders for the Company to create a series of [     ] ([     ]) shares of preferred stock designated as “Series D Convertible Preferred Stock”, none of which shares have been issued, to be issued pursuant to the Issuance Agreement (as defined in below), in accordance with the terms of the Issuance Agreement:

RESOLVED, that pursuant to the authority vested in the Board, in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $0.001 per share, of the Company be and hereby is created pursuant to this certificate of designations (this “Certificate of Designations”), and that the designation and number of shares established pursuant hereto and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

TERMS OF SERIES D CONVERTIBLE PREFERRED STOCK

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series D Convertible Preferred Stock” (the “Series D Convertible Preferred Stock”). The authorized number of shares of Series D Convertible Preferred Stock (the “Preferred Shares”) shall be [     ] ([     ]) shares. Each Preferred Share shall have a par value of $0.001 per share. Capitalized terms not defined herein shall have the meaning as set forth in Section 32 below.

42

2. Ranking. Except to the extent that the holders of a majority of the Preferred Shares then outstanding (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 16, all shares of Common Stock and all shares of capital stock of the Company authorized or designated after the date of designation of the Series D Convertible Preferred Stock shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). For the avoidance of doubt, the Preferred Shares will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (A) junior to the Senior Preferred Stock (as defined below), (B) on parity with the Parity Stock and (C) senior to the Junior Stock. The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”) (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (including, without limitation the preferred stock of the Company to be used to acquire the Theralink Business (as defined below)) (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date or any other date requiring redemption or repayment of such shares of Junior Stock that is prior to the second anniversary of the Initial Issuance Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

3. Dividends.

(a) From and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), the Preferred Shares shall commence accruing dividends (“Dividends”) at the Dividend Rate computed on the basis of a 360-day year and twelve 30-day months. Dividends shall be payable in arrears on the first Trading Day of each Fiscal Quarter (each, a “Dividend Date”) with the first Dividend Date being the first Trading Day of the initial Fiscal Quarter commencing after the Initial Issuance Date. Dividends shall be payable on each Dividend Date, to each record holder (each, a “Holder”, and collectively, the “Holders”) of Preferred Shares on the applicable Dividend Date, in shares of Common Stock (“Dividend Shares”) so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to each Holder, capitalized such Dividend by increasing the Stated Value of each Preferred Share on such Dividend Date (“Capitalized Dividend”) or in a combination of a Capitalized Dividend and a payment in Dividend Shares. The Company shall deliver a written notice (each, a “Dividend Election Notice”) to each Holder of the Preferred Shares on or prior to the tenth (10th) Trading Day immediately prior to the applicable Dividend Date (each, a “Dividend Notice Due Date”) (the date such notice is delivered to all of the Holders, the “Dividend Notice Date”) which notice (i) either (A) confirms that Dividend to be paid on such Dividend Date shall be paid entirely in Dividend Shares or (B) elects to effect a Capitalized Dividend or a combination of Capitalized Dividend and a payment in Dividend Shares and specifies the amount of Dividend that shall be a Capitalized Dividend and the amount of Dividend, if any, that shall be paid in Dividend Shares and (ii) certifies that there has been no Equity Conditions Failure. If an Equity Conditions Failure has occurred as of the Dividend Notice Date, then unless the Company has elected to effect a Capitalized Dividend, the Dividend Election Notice shall indicate that unless such applicable Holder waives the Equity Conditions Failure, the Dividend shall be effected as a Capitalized Dividend. Notwithstanding anything herein to the contrary, if no Equity Conditions Failure has occurred as of the Dividend Notice Date, but an Equity Conditions Failure occurs at any time prior to the Dividend Date, (A) the Company shall provide each Holder a subsequent notice to that effect and (B) unless such applicable Holder waives the Equity Conditions Failure, the Dividend shall be paid to such Holder in cash. Dividend to be paid on a Dividend Date in Dividend Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share) of Common Stock equal to the quotient of (1) the amount of Dividend payable on such Dividend Date less any Capitalized Dividend and (2) the Dividend Conversion Price in effect on the applicable Dividend Date. For the avoidance of doubt, all Dividends must be Capitalized Dividends until the Company shall have obtained the Stockholder Approval on the Stockholder Approval Date (in each case as defined in the Series C-2 Certificate of Designations).

43

(b) When any Dividend Shares are to be paid on a Dividend Date to a Holder, the Company shall (i) (A) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Dividend Shares to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (B) if the Transfer Agent is not participating in FAST, issue and deliver on the applicable Dividend Date, to the address set forth in the register maintained by the Company for such purpose pursuant to the Issuance Agreement or to such address as specified by such Holder in writing to the Company at least two (2) Business Days prior to the applicable Dividend Date, a certificate, registered in the name of such Holder or its designee, for the number of Dividend Shares to which such Holder shall be entitled and (ii) with respect to each Dividend Date, increase the Stated Value of the Preferred Shares by the amount of any Capitalized Dividend.

(c) Prior to the payment of Dividends on a Dividend Date, Dividends on the Preferred Shares shall accrue at the Dividend Rate and be payable by way of inclusion of the Dividends in the Conversion Amount on each Conversion Date in accordance with Section 4(b) or upon any redemption in accordance with Section 9 or upon any required payment upon any Bankruptcy Triggering Event. From and after the occurrence and during the continuance of any Triggering Event, the Dividend Rate in effect with respect to such determination shall automatically be increased to the Default Rate. In the event that such Triggering Event is subsequently cured (and no other Triggering Event then exists (including, without limitation, for the Company’s failure to pay such Dividends at the Default Rate on the applicable Dividend Date)), the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Dividends as calculated and unpaid at such increased rate during the continuance of such Triggering Event shall continue to apply to the extent relating to the days after the occurrence of such Triggering Event through and including the date of such cure of such Triggering Event.

44

4. Conversion. At any time after the Initial Issuance Date, each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (the “Conversion Shares”), on the terms and conditions set forth in this Section 4.

(a) Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable Conversion Shares in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Shares).

(b) Conversion Rate. Except as otherwise provided herein, the number of Conversion Shares issuable upon conversion of any Preferred Share pursuant to this Section 4 shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”).

(i) For purposes of this Certificate of Designations, the term “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) any Additional Amount thereon as of such date of determination plus (3) any other amounts owed to such Holder pursuant to this Certificate of Designations or any other Transaction Document.

(ii) For purposes of this Certificate of Designations, the term “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $3.641, subject to adjustment as provided herein.

45

(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Optional Conversion. To convert one or more Preferred Shares into Conversion Shares on any date (a “Conversion Date”), a Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the Preferred Share(s) subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(ii), within two (2) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates, if any, representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms set forth herein. On or before the first (1st) Trading Day following each date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Conversion Shares issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in FAST and such shares of Common Stock (i) (A) may then be sold by the applicable Holder pursuant to an available and effective registration statement and (B) such Holder provides such documentation or other information evidencing the sale of the shares of Common Stock as the Company, the Transfer Agent or legal counsel to the Company shall reasonably request (which, for the avoidance of doubt, shall not include the requirement of a medallion guarantee or a legal opinion) or (ii) may be sold by such Holder pursuant to Rule 144 of the 1933 Act, as applicable (the “Resale Eligibility Conditions”), credit such aggregate number of Conversion Shares to which such Holder shall be entitled pursuant to such conversion to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST or the Resale Eligibility Conditions are not satisfied, upon the request of such Holder, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Conversion Shares to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(ii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and mail to such Holder (or its designee) by overnight courier service a new Preferred Share Certificate or a new Book-Entry (in either case, in accordance with Section 18(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the Conversion Shares issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares on the Conversion Date; provided, that such Person shall be deemed to have waived any voting rights of any such Conversion Shares that may arise with respect to any record date during the period commencing on such Conversion Date, through, and including, such applicable Share Delivery Deadline (each, an “Conversion Period”), as necessary, such that the aggregate voting rights of any Common Stock (including such Conversion Shares) beneficially owned by such Person and/or any of its Attribution Parties, collectively, on any such record date shall not exceed the Maximum Percentage (as defined below) as a result of any such conversion of such applicable Preferred Shares with respect thereto. .. Notwithstanding the foregoing, if a Holder delivers a Conversion Notice to the Company prior to the date of issuance of Preferred Shares to such Holder, whereby such Holder elects to convert such Preferred Shares pursuant to such Conversion Notice, the Share Delivery Deadline with respect to any such Conversion Notice shall be the later of (x) the date of issuance of such Preferred Shares and (y) the first (1st) Trading Day after the date of such Conversion Notice. Notwithstanding anything to the contrary contained in this Certificate of Designations or the Registration Rights Agreement, after the effective date of a Registration Statement (as defined in the Registration Rights Agreement) and prior to a Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to such Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which such Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which such Holder has not yet settled.

46

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, (I) if the Transfer Agent is not participating in FAST or the Resale Eligibility Conditions are not satisfied, to issue and deliver to such Holder (or its designee) a certificate for the number of Conversion Shares to which such Holder is entitled and register such Conversion Shares on the Company’s share register or, (II) if the Transfer Agent is participating in FAST and the Resale Eligibility Conditions are satisfied, to credit such Holder’s or its designee’s balance account with DTC for such number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), and if on or after such Share Delivery Deadline such Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of Conversion Shares issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such Conversion Shares) or credit to the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such Conversion Shares) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such Conversion Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Conversion Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (each, a “Buy-In Payment Amount”). Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of the Preferred Shares as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Conversion Failure, this Section 4(c)(ii) shall not apply to a Holder to the extent the Company has already paid such amounts in full to such Holder with respect to such Notice Failure pursuant to the analogous sections of the Issuance Agreement.

47

(iii) Registration; Book-Entry. At the time of issuance of any Preferred Shares hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Company, elect to receive such Preferred Shares in the form of one or more Preferred Share Certificates or in Book-Entry form. The Company (or the Transfer Agent, as custodian for the Preferred Shares) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares and whether the Preferred Shares are held by such Holder in Preferred Share Certificates or in Book-Entry form (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares held in the form of a Preferred Share Certificate to the Company unless (A) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value and Dividends converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy, the records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

48

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of Conversion Shares issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of Conversion Shares not in dispute and resolve such dispute in accordance with Section 23. If a Conversion Notice delivered to the Company would result in a breach of Section 4(d) below, and the applicable Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Notice in abeyance until such time as such Conversion Notice may be satisfied without violating Section 4(d) below (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company).

(d) Limitation on Beneficial Ownership. The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Preferred Shares and the Warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d). For purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For the avoidance of doubt, the calculation of the Maximum Percentage shall take into account the concurrent exercise and/or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and/or any other Attribution Party, as applicable. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall not be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares.

49

(e) Mandatory Conversion.

(i) General. If at any time (i) the Closing Sale Price of the Common Stock listed on the Principal Market equals at least 300% of the Conversion Price for twenty (20) consecutive Trading Days (each, a “Mandatory Conversion Measuring Period”), and (ii) no Equity Conditions Failure then exists, the Company shall have the right to require each Holder to convert all, or any number, of the Preferred Shares, as designated in the Mandatory Conversion Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 4(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”). The Company may exercise its right to require conversion under this Section 4(e) by delivering within five (5) Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the Holders and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the Holders received such notice by electronic mail is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with this Section 4(e), which Trading Day shall be no less than two (2) Trading Days and no more than fifteen (15) Trading Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the aggregate number of the Preferred Shares subject to mandatory conversion from each Holder pursuant to this Section 4(e), (iii) the number of shares of Common Stock to be issued to such Holder on the Mandatory Conversion Date and (iv) that there has been no Equity Conditions Failure. Notwithstanding the foregoing, the Company may effect only one (1) Mandatory Conversion during any twenty (20) consecutive Trading Days. Notwithstanding anything herein to the contrary, (i) if the Closing Sale Price of the Common Stock listed on the Principal Market fails to exceed the Conversion Price by 300% for each Trading Day commencing on the Mandatory Conversion Notice Date and ending and including the Trading Day immediately prior to the applicable Mandatory Conversion Date (a “Mandatory Conversion Price Failure”) or an Equity Conditions Failure occurs at any time prior to the Mandatory Conversion Date, (A) the Company shall provide each Holder a subsequent notice to that effect and (B) unless such Holder waives the applicable Equity Conditions Failure and/or Mandatory Conversion Price Failure, as applicable, the Mandatory Conversion shall be cancelled and the applicable Mandatory Conversion Notice of such Holder shall be null and void and (ii) at any time prior to the date of consummation of the Mandatory Conversion the Preferred Shares subject to such Mandatory Conversion may be converted, in whole or in part, by any Holder into shares of Common Stock pursuant to Section 4. Notwithstanding the foregoing, any Preferred Shares subject to a Mandatory Conversion may be converted by a Holder hereunder prior to the applicable Mandatory Conversion Date and such aggregate number of Preferred Shares converted hereunder on or after the Mandatory Conversion Notice Date and prior to such Mandatory Conversion Date shall reduce the aggregate number of Preferred Shares of such Holder required to be converted on such Mandatory Conversion Date. For the avoidance of doubt, the Company shall have no right to effect a Mandatory Conversion if any Triggering Event has occurred and continuing, but any Triggering Event shall have no effect upon any Holder’s right to convert Preferred Shares in its discretion.

50

(ii) Pro Rata Conversion Requirement. If the Company elects to cause a Mandatory Conversion of any Preferred Shares pursuant to this Section 4(e), then it must simultaneously take the same action in the same proportion with respect to all Holders of Preferred Shares.

(f) Right of Alternate Conversion Upon a Triggering Event.

(i) General. Subject to Section 4(d), at any time after the later of (A) the Stockholder Approval Date (as defined in the Issuance Agreement and (B) the earlier of a Holder’s receipt of a Triggering Event Notice (as defined below) and such Holder becoming aware of a Triggering Event (such earlier date, the “Alternate Conversion Right Commencement Date”) and ending (such ending date, the “Alternate Conversion Right Expiration Date”, and each such period, an “Alternate Conversion Right Period”) on the twentieth (20th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the reasonable opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Alternate Conversion Right Expiration Date, such Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), convert all, or any number of Preferred Shares held by such Holder into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”).

(ii) Mechanics of Alternate Conversion. On any Alternate Conversion Date, a Holder may voluntarily convert any number of Preferred Shares held by such Holder pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “the applicable Required Premium multiplied by the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate in Section 4(b) above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(f)(ii) of this Certificate of Designations that such Holder is electing to use the Alternate Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 4(f)(ii), but subject to Section 4(d), until the Company delivers to such Holder the shares of Common Stock to which such Holder is entitled pursuant to the applicable Alternate Conversion of such Holder’s Preferred Shares, such Preferred Shares may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(f)(ii). In the event of an Alternate Conversion pursuant to this Section 4(f)(ii) of all, or any portion, of any Preferred Shares of a Holder, such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 4(f)(ii), together the Alternate Conversion Price used in such Alternate Conversion, as applicable, is intended by the parties to be, and shall be deemed, a reasonable estimate of, such Holder’s actual loss of its investment opportunity and not as a penalty.

51

5. Triggering Events.

(a) General. Each of the following events shall constitute a “Triggering Event” and each of the events in clauses 5(a)(x), 5(a)(xi), and 5(a)(xii), shall constitute a “Bankruptcy Triggering Event”:

(i) the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the SEC on or prior to the date that is five (5) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is five (5) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

(ii) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities (as defined in the Registration Rights Agreement) for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii) the suspension (or threatened suspension) from trading or the failure (or threatened failure) of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of Preferred Shares or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for exercise of any Warrants for Warrant Shares in accordance with the provisions of the Warrants or a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 4(c)(iv) hereof;

52

(v) except to the extent the Company is in compliance with Section 11(b) below, at any time following the tenth (10th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than the sum of (A) 150% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held by such Holder (assuming conversions at the Floor Price then in effect without regard to any limitations on conversion set forth in this Certificate of Designations) and (B) 100% of the number of shares of Common Stock that such Holder would then be entitled to receive upon exercise in full of such Holder’s Warrants (without regard to any limitations on exercise set forth in the Warrants);

(vi) the Board fails to declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 3;

(vii) the Company’s failure to pay to any Holder any Dividend on any Dividend Date (whether or not declared by the Board) or any other amount when and as due under this Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), the Issuance Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the DGCL), except, in the case of a failure to pay Dividends when and as due, in each such case only if such failure remains uncured for a period of at least two (2) Trading Days;

(viii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the applicable Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Issuance Agreement) acquired by such Holder under the Transaction Documents as and when required by such Securities or the Issuance Agreement, as applicable, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(ix) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of Indebtedness (as defined in the Issuance Agreement) of the Company or any of its Subsidiaries;

(x) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

53

(xi) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(xii) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xiii) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

54

(xiv) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xv) other than as specifically set forth in another clause of this Section 5(a), the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of two (2) consecutive Trading Days;

(xvi) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(xvii) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 13 of this Certificate of Designations;

(xviii) any Preferred Shares remain outstanding on or after April 10, 2024;

(xix) any Change of Control occurs without the prior written consent of the Required Holders, which consent shall not be unreasonably withheld, conditioned or delayed;

(xx) any Material Adverse Effect (as defined in the Issuance Agreement) occurs; or

55

(xxi) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested, directly or indirectly, by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof or the Company or any of its Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under one or more Transaction Documents.

(b) Notice of a Triggering Event. Upon the occurrence of a Triggering Event with respect to the Preferred Shares, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (a “Triggering Event Notice”) to each Holder.

6. Rights Upon Fundamental Transactions.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 6 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 7 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. Notwithstanding the foregoing, such Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 6 to permit the Fundamental Transaction without the assumption of the Preferred Shares. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

56

(b) Notice of a Change of Control; Change of Control Election Notice. No sooner than the earlier of (x) twenty (20) Trading Days prior to the consummation of a Change of Control or (y) the public announcement of the entry into an agreement with respect to a Change of Control, nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), the Company shall deliver written notice thereof via electronic mail and overnight courier to each Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on twenty (20) Trading Days after the later of (A) the date of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, such Holder may require, by delivering written notice thereof (“Change of Control Election Notice”) to the Company (which Change of Control Election Notice shall indicate the number of Preferred Shares subject to such election), to have the Company exchange such Holder’s Preferred Shares designated in such Change of Control Election Notice for consideration equal to the Change of Control Election Price (as defined below), to be satisfied at the Company’s election (such election to pay in cash or by delivery of the Rights (as defined below), a “Consideration Election”), in either (I) rights (with a beneficial ownership limitation in the form of Section 4(d) hereof, mutatis mutandis) (collectively, the “Rights”), convertible in whole, or in part, at any time, without the requirement to pay any additional consideration, at the option of the Required Holders, into such Corporate Event Consideration (as defined below) applicable to such Change of Control equal in value to the Change of Control Election Price, or (II) in cash. The Company shall give each Holder written notice of each Consideration Election at least ten (10) Trading Days prior to the time of consummation of such Change of Control. Payment of such amounts or delivery of the Rights, as applicable, shall be made by the Company (or at the Company’s direction) to each Holder on the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Change of Control (or, with respect to any Right, if applicable, such later time that holders of shares of Common Stock are initially entitled to receive Corporate Event Consideration with respect to the shares of Common Stock of such holder). Any Corporate Event Consideration included in the Rights, if any, pursuant to this Section 6(b) is pari passu with the Corporate Event Consideration to be paid to holders of shares of Common Stock and the Company shall not permit a payment of any Corporate Event Consideration to the holders of shares of Common Stock without on or prior to such time delivering the Right to the Holders in accordance herewith. Cash payments, if any, required by this Section 6(b) shall have priority to payments to all other stockholders of the Company in connection with such Change of Control. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the applicable Change of Control Election Price is paid in full to the applicable Holder in cash or Corporate Event Consideration in accordance herewith, the Preferred Shares submitted by such Holder for exchange or payment, as applicable, under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 6. In the event of the Company’s repayment or exchange, as applicable, of any of the Preferred Shares under this Section 6(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any Required Premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable redemption price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document.

57

7. Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 8 and Section 15 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that all the Preferred Shares were converted at the Alternate Conversion Price as of the applicable record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.

58

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right, at such Holder’s option, to receive upon a conversion of all the Preferred Shares held by such Holder (i) such securities or other assets (the “Corporate Event Consideration”) to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares set forth in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate of an Alternate Conversion. Provision made pursuant the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares set forth in this Certificate of Designations.

8. Rights Upon Issuance of Other Securities.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 8(a) is deemed to have granted, issued or sold, any shares of Common Stock (including the granting, issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 8(a)), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration (including, without limitation, consideration consisting of cash, debt forgiveness, assets or any other property) received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

59

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 8(a)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable (including, without limitation, any consideration consisting of cash, debt forgiveness, assets or other property) by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 8(a) below), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

60

(iv) Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit, (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with 8(a)(i) or 8(a)(ii) and (z) the lowest VWAP of the shares of Common Stock on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if any Preferred Shares are exercised, on any given Conversion Date during any such Adjustment Period, solely with respect to such number of Preferred Shares converted on such applicable Conversion Date, such applicable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Conversion Date). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

61

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 7 or Section 15, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7 or Section 15, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c) Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d) Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market and Section 8(g) below, the Company may at any time any Preferred Shares remain outstanding, with the prior written consent of the Required Holder, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

(e) Adjustments. If on the Applicable Date (as defined in the Issuance Agreement) (the “Adjustment Date”), the Conversion Price then in effect is greater than the greater of (A) the Floor Price, and (B) the Market Price then in effect (the “Adjustment Price”), on the Adjustment Date the Conversion Price shall automatically lower to the Adjustment Price.

62

(f) Exchange Right. Notwithstanding anything herein to the contrary, if the Company or any of its Subsidiaries consummates any Subsequent Placement (other than with respect to Excluded Securities), and a Holder elects in writing to the Company to participate in such Subsequent Placement, each such Holder may, at the option of such Holder as elected in writing to the Company, exchange all, or any part, of the Preferred Shares of such Holder into the securities in such Subsequent Placement (with the aggregate amount of such securities to be issued in such exchange equal to such aggregate amount of such securities with a purchase price valued at 105% of the Conversion Amount of the Preferred Shares delivered by such Holder in exchange therefor).

(g) Conversion Floor Price. Prior to the Stockholder Approval Date (as defined in the Issuance Agreement), no adjustment pursuant to this Section 8 shall cause the Conversion Price to be less than $3.641 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Issuance Agreement) (the “Conversion Floor Price”). As of the Stockholder Approval Date, any Dilutive Issuances or other events that would have resulted in an adjustment to the Conversion Price prior to the Stockholder Approval Date, but for the application of this Section 8(g), shall adjust the Conversion Price hereunder as if such Dilutive Issuances and/or other events, as applicable, occurred on the Stockholder Approval Date.

9. Redemption at the Company’s Election. At any time, the Company shall have the right to redeem all, but not less than all, of the Preferred Shares then outstanding (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The Preferred Shares subject to redemption pursuant to this Section 9 shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to the greater of (i) 110% of the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 9. The Company may exercise its right to require redemption under this Section 9 by delivering a written notice thereof by electronic mail and overnight courier to all, but not less than all, of the Holders (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional Redemption Notice Date”). Such Company Optional Redemption Notice shall be irrevocable; provided that the Company Optional Redemption Notice may be conditioned upon the consummation of a refinancing transaction or a Going Private Transaction. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than ten (10) Trading Days nor more than twenty (20) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Preferred Shares which is being redeemed in such Company Optional Redemption from such Holder and all of the other Holders of the Preferred Shares pursuant to this Section 9 on the Company Optional Redemption Date. The Company shall deliver the applicable Company Optional Redemption Price to each Holder in cash on the applicable Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by any Holder into shares of Common Stock pursuant to Section 4. All Conversion Amounts converted by a Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of the Preferred Shares of such Holder required to be redeemed on the Company Optional Redemption Date. In the event of the Company’s redemption of any of the Preferred Shares under this Section 9, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 9 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Triggering Event has occurred and continuing, but any Triggering Event shall have no effect upon any Holder’s right to convert Preferred Shares in its discretion. Notwithstanding the foregoing, with respect to a Going Private Transaction, the Company may effect a Company Optional Redemption under this Section 9, but with “Change of Control Election Price” replacing “Company Optional Redemption Price” for all purposes in this Section 9 in connection therewith.

63

10. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders hereunder. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein). Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to effect such conversion into shares of Common Stock.

11. Authorized Shares.

(a) Reservation. So long as any Preferred Shares remain outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without limitation, Alternate Conversions, of all of the Preferred Shares then outstanding at the Alternate Conversion Price then in effect (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of the Preferred Shares then held by the Holders. Notwithstanding the foregoing, a Holder may allocate its Authorized Share Allocation to any other of the securities of the Company held by such Holder (or any of its designees) by delivery of a written notice to the Company.

64

(b) Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal (or, if a majority of the voting power then in effect of the capital stock of the Company consents to such increase, in lieu of such proxy statement, deliver to the stockholders of the Company an information statement that has been filed with (and either approved by or not subject to comments from) the SEC with respect thereto). Notwithstanding the foregoing, if at any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. Nothing contained in Section 11(a) or this Section 11(b) shall limit any obligations of the Company under any provision of the Issuance Agreement or Registration Rights Agreement.

12. Voting Rights. The holders of the Preferred Shares shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in this Section 12 and Section 16 or as otherwise required by the DGCL. To the extent that under the DGCL the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws (the “Bylaws”) and the DGCL.

65

13. Covenants.

(a) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.

(b) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries and/or the Theralink Business (as defined below), as applicable, on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose other than as contemplated by the acquisition of the Theralink Business.

(c) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to become or remain duly qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.

(d) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.

66

(e) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Preferred Shares (other than as contemplated by the Issuance Agreement and this Certificate of Designations and the acquisition of the Theralink Business), or (ii) issue any other securities that would cause a breach or default under this Certificate of Designations or the Warrants.

(f) PCAOB Registered Auditor. At all times any Preferred Shares remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board.

(g) Independent Investigation. At the request of the Required Holders either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Required Holders reasonably believe a Triggering Event may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by such Holder (such approval not to be unreasonably withheld, conditioned or delayed) to investigate as to whether any breach of this Certificate of Designations has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Certificate of Designations has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.

67

14. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) 110% of the Conversion Amount of such Preferred Share on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 14. All the preferential amounts to be paid to the Holders under this Section 14 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 14 applies.

15. Distribution of Assets. In addition to any adjustments pursuant to Section 7 and Section 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that the Preferred Share was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

68

16. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series D Convertible Preferred Stock; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any Junior Stock; (f) issue any Preferred Shares other than as contemplated hereby or pursuant to the Issuance Agreement; or (g) without limiting any provision of Section 14, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares hereunder.

17. Transfer of Preferred Shares. A Holder may offer, sell or transfer some or all of its Preferred Shares without the consent of the Company subject only to the provisions of Section 5 of the Issuance Agreement.

18. Reissuance of Preferred Share Certificates and Book Entries.

(a) Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Preferred Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) (or evidence of the transfer of such Book-Entry), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 18(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred (or evidence of such remaining Preferred Shares in a Book-Entry for such Holder). Such Holder and any assignee, by acceptance of the Preferred Share Certificate or evidence of Book-Entry issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4(c)(i) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

69

(b) Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 18(d)) representing the applicable outstanding number of Preferred Shares.

(c) Preferred Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Book-Entry (in accordance with Section 18(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Book-Entry, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Book-Entry may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Book-Entries (in accordance with Section 18(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Book-Entry, and each such new Book-Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Book-Entry as is designated in writing by such Holder at the time of such surrender.

(d) Issuance of New Preferred Share Certificate or Book-Entry. Whenever the Company is required to issue a new Preferred Share Certificate or a new Book-Entry pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate or new Book-Entry (i) shall represent, as indicated on the face of such Preferred Share Certificate or in such Book-Entry, as applicable, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book-Entry being issued pursuant to Section 18(a) or Section 18(c), the number of Preferred Shares designated by such Holder) which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates or other new Book-Entry, as applicable, issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate or original Book-Entry, as applicable, immediately prior to such issuance of new Preferred Share Certificate or new Book-Entry, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate or in such new Book-Entry, as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Book-Entry, as applicable.

70

19. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of a Holder at law or equity or under this Certificate of Designations or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of any Holder at law or equity or under Preferred Shares or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

20. Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs reasonably incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Certificate of Designations with respect to any Preferred Shares shall be affected, or limited, by the fact that the purchase price paid for each Preferred Share was less than the original Stated Value thereof.

71

21. Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations. Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Initial Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders.

22. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 4(d).

23. Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, a Dividend Conversion Price, an Alternate Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable redemption price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Dividend Conversion Price, such Alternate Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable redemption price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, with the consent of the Company (not to be unreasonably withheld, conditioned or delayed), select an independent, reputable investment bank to resolve such dispute.

72

(ii) Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne by the party in whose favor the investment bank decides such dispute or, in the event that the investment bank determines that the applicable calculation is in between the amounts submitted by the Company and such Holder, then half of such fees and expenses shall be borne by the Company and half of such fees and expenses shall be borne by the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and each Holder (and constitutes an arbitration agreement) under the rules then in effect under Delaware Rapid Arbitration Act, as amended, (ii) the terms of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations and any other applicable Transaction Documents, (iii) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in Wilmington Delaware, in lieu of utilizing the procedures set forth in this Section 23 and (iv) nothing in this Section 23 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).

73

24. Notices; Currency; Payments.

(a) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Certificate of Designations must be in writing and will be deemed to have been delivered on the earliest of: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing address and e-mail address for any such communications to the Company shall be: 3401 Mallory Lane, Suite 100, Franklin TN 37067 Attention: Chief Executive Officer, or such other mailing address and/or e-mail address as the Company has specified by written notice given to each of the Holders in accordance with this Section 24 not later than five (5) days prior to the effectiveness of such change. The mailing address and e-mail address for any such communications to any Holder shall be as set forth on such Holder’s respective signature page to the Issuance Agreement, or such other mailing address and/or e-mail address as such Holder has specified by written notice given to the Company in accordance with this Section 24 not later than five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(b) The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(c) Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

74

(d) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

25. Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations and the Issuance Agreement.

26. Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Except as otherwise required by Section 23 above, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23 above. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

75

27. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 27 referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Certificate of Designations, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 27(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 27(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Certificate of Designations.

28. Taxes.

(a) All payments made by the Company hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, withholding, deduction or other defense. Without limiting the foregoing, all such payments shall be made free and clear of and without deduction or withholding for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on the net income of a Holder by the jurisdiction in which such Holder is organized or where it has its principal lending office, (ii) with respect to any payments made by the Company hereunder, taxes (including, but not limited to, backup withholding) to the extent such taxes are imposed due to the failure of the applicable recipient of such payment to provide the Company with whichever (if any) is applicable of valid and properly completed and executed IRS Forms W-9, W-8BEN, W-8BEN-E, W-8ECI, and/or W-8IMY, when requested in writing by the Company, and (iii) with respect to any payments made by the Company, taxes to the extent such taxes are imposed due to the failure of the applicable recipient of such payment to comply with FATCA (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If the Company shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to a Holder pursuant to this sentence) such Holder receives an amount equal to the sum it would have received had no such deduction or withholding been made,

76

(ii) the Company shall make such deduction or withholding,

(iii) the Company shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, the Company shall send such Holder an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to such Holder, as the case may be) showing payment. In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Preferred Shares or any other Transaction Document (collectively, “Other Taxes”).

(b) The Company hereby indemnifies and agrees to hold each Holder and each of their affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) each Indemnified Party harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 28) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Certificate of Designations or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within thirty (30) days from the date on which such Holder makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c) If the Company fails to perform any of its obligations under this Section 28, the Company shall indemnify such Holder for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Company under this Section 28 shall survive the repayment and/or conversion, as applicable, in full of the Preferred Shares and all other amounts payable with respect thereto.

77

(d) If any Indemnified Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 28 (including by the payment of additional amounts pursuant to this Section 28), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 28 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such Indemnified Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Indemnified Party, shall repay to such Indemnified Party the amount paid over pursuant to this paragraph (d) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such Indemnified Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (d), in no event will the Indemnified Party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (d) shall not be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

29. Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

30. Maximum Payments. Without limiting Section 9(d) of the Issuance Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

31. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

78

(b) Amendment. Except for Section 4(d), which may not be amended or waived hereunder, this Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation. Except (a) to the extent otherwise expressly provided in this Certificate of Designations or the Certificate of Incorporation with respect to voting or approval rights of a particular class or series of capital stock or (b) to the extent otherwise provided pursuant to the DGCL, the holders of each outstanding class or series of shares of the Company shall not be entitled to vote as a separate voting group on any amendment to the terms of this Certificate of Designations with respect to which such class or series would otherwise be entitled under the DGCL to vote as a separate voting group.

32. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(d) “Additional Purchase Agreement” shall have the meaning as set forth in the Series C-1 Certificate of Designations.

(e) “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 8(a)) of shares of Common Stock (other than rights of the type described in Section 7(a) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(f) “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

79

(g) “Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 80% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

(h) “Applicable Date” means the later of (x) the Stockholder Approval Date and (y) the earlier to occur of (A) the effective date of a registration statement registering the resale by the Holders of the Required Registration Amount (as defined in the Registration Rights Agreement) of the shares of Common Stock issuable upon conversion of the Preferred Shares then outstanding and (B) the date the Preferred Shares are eligible to be resold by the Holders (assuming such Holders are not then affiliates of the Company) without restriction under Rule 144 of the 1933 Act (in each case, without regard to any limitations on exercise herein).

(i) “Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the Board prior to or subsequent to the Subscription Date pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

(j) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(k) “Bloomberg” means Bloomberg, L.P.

(l) “Book-Entry” means each entry on the Register evidencing one or more Preferred Shares held by a Holder in lieu of a Preferred Share Certificate issuable hereunder.

(m) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

80

(n) “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, (iv) any merger, acquisition or other similar transaction in which holders of the Company’s voting power immediately prior to such merger, acquisition or other similar transaction, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) immediately after such merger, acquisition or other similar transaction, or (v) the acquisition of the entity(ies), assets and/or business of Theralink Technologies, Inc, a Nevada corporation and/or its subsidiaries, as applicable (the “Theralink Business”).

(o) “Change of Control Election Price” means, with respect to any given Change of Control, such price equal to the greatest of (i) the product of (A) the Required Premium multiplied by (B) the Conversion Amount of the Preferred Shares subject to the applicable election, as applicable, (ii) the product of (A) the Conversion Amount of the Preferred Shares being redeemed or exchanged, as applicable, multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Election Notice by (II) the Alternate Conversion Price then in effect, and (iii) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect.

81

(p) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(q) “Closing Date” shall have the meaning set forth in the Issuance Agreement, which date is the date the Company initially issued the Preferred Shares and the Warrants pursuant to the terms of the Issuance Agreement.

(r) “Code” means the Internal Revenue Code of 1986, as amended.

(s) “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(t) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(u) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

82

(v) “Default Rate” means, with respect to any determination of the aggregate amount of outstanding accrued and unpaid Dividend hereunder, the sum of (x) the applicable Dividend Rate in effect for such determination and (y) five percent (5%) per annum.

(w) “Dividend Conversion Price” means, with respect to any given Dividend Date, that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Dividend Date, (ii) 90% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Dividend Date (such period, the “Dividend Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Dividend Conversion Measuring Period.

(x) “Dividend Rate” means, as of any date of determination, ten (10%) per annum; provided, further, that each of the forgoing rates shall be subject to adjustment from time to time in accordance with Section 3.

(y) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market.

83

(z) “Equity Conditions” means, with respect to any given date of determination: (i) on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination either (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination, as applicable, in the event requiring this determination at the Alternate Conversion Price then in effect (without regard to any limitations on conversion set forth herein) (each, a “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Registrable Securities shall be eligible for sale pursuant to Rule 144 (as defined in the Issuance Agreement) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares, other issuance of securities with respect to the Preferred Shares and exercise of the Warrants) and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Shares and exercise of the Warrants) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Preferred Shares on a timely basis as set forth in Section 4 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(d) hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares, other issuance of securities with respect to the Preferred Shares and exercise of the Warrants) and no Current Information Failure exists or is continuing, (viii) none of the Holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (x) there shall not have occurred any Volume Failure as of such applicable date of determination; (xi) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Minimum Securities Amount of shares of Common Stock are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to this Certificate of Designations and the Warrants and (B) all shares of Common Stock to be issued in connection with the event requiring this determination may be issued in full without resulting in an Authorized Share Failure; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; or (xiii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

84

(aa) “Equity Conditions Failure” means that on any day during the period commencing on the first Trading Day in the applicable Mandatory Conversion Measuring Period through the applicable Mandatory Conversion Date, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

(bb) “Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders; (ii) shares of Common Stock issued upon the conversion or exercise, as applicable, of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion price or exercise price, as applicable, of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Holders; (iii) the shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations; provided, that the terms of this Certificate of Designations are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date); (iv) the shares of Common Stock issuable upon exercise of the Warrants; provided, that the terms of the Warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), (v) the shares of Common Stock issuable upon conversion of the Series C-1 Preferred Stock of the Company or otherwise pursuant to the terms of the Series C-1 Certificate of Designations; provided, that the terms of the Series C-1 Certificate of Designations are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date) in any manner that adversely affects any of the Holders; (vii) the shares of Common Stock issuable upon conversion of the Series C-2 Preferred Stock of the Company or otherwise pursuant to the terms of the Series C-2 Certificate of Designations; provided, that the terms of the Series C-2 Certificate of Designations are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date) in any manner that adversely affects any of the Holders, (vi) the shares of Common Stock issuable pursuant to the exercise of warrants to purchase Common Stock issued pursuant to the Additional Purchase Agreement, the placement agent agreement of the Placement Agent (as defined in the Issuance Agreement; provided, that the terms of such warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date) in any manner that adversely affects any of the Holders, (viii) any preferred stock of the Company used to acquire the Theralink Business (as defined below) and (xi) shares of Common Stock issued pursuant to any equity line or at-the-market offering.

85

(cc) “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Certificate of Designation (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

(dd) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on December 31.

(ee) “Floor Price” means $0.728 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or, subject to the rules and regulations of the Principal Market, such lower price as the Company and the Required Holders may agree, from time to time.

(ff) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(gg) “GAAP” means United States generally accepted accounting principles, consistently applied.

(hh) “Going Private Transaction” means any Change of Control (i) pursuant to which, the Company (and the Successor Entity, if applicable) ceases to have any securities registered under the 1934 Act or (ii) that results in the purchase and/or cancellation of all of the Common Stock of the Company solely for cash (and not in whole, or in part, for any other securities of any Person).

86

(ii) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(jj) “Governmental Authority” means any federal, foreign, state, county, municipal, provincial, or local governmental authority, court, judicial body, arbitration tribunal, government or self-regulatory organization, commission, tribunal or organization, or any regulatory, administrative, or other agency, or any political or other subdivision, department, commission, board, bureau, branch, division, ministry, or instrumentality of any of the foregoing.

(kk) “Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles consistently applied for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(ll) “Intellectual Property Rights” means, with respect to the Company and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

87

(mm) “Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets.

(nn) “Issuance Agreement” means, collectively, those certain securities purchase agreements, each by and between the Company and the investor signatory thereto, dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.

(oo) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(pp) “Market Price” means, with respect to any Adjustment Date, the Closing Bid Price of the Common Stock as of the Trading Day ended immediately prior to such applicable Adjustment Date.

(qq) “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below), or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(rr) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(ss) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(tt) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(uu) “Principal Market” means, as of any time of determination, the principal trading market, if any, in which the shares of Common Stock then trade.

(vv) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Preferred Shares relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations and exercise of the Warrants, as may be amended from time to time.

88

(ww) “Required Premium” means 110%.

(xx) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(yy) “Securities” shall have the meaning as set forth in the Issuance Agreement.

(zz) “Series C-1 Certificate of Designations” means the Series C-1 Certificate of Designations of the Company, as amended and restated from time to time.

(aaa) “Series C-2 Certificate of Designations” means the Series C-2 Certificate of Designations of the Company, as amended and restated from time to time.

(bbb) “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(ccc) “Subscription Date” means April 30, 2024.

(ddd) “Subsequent Placement” means any direct, or indirect, issuance, offer, sale, grant of any option or right to purchase, or otherwise disposal of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) by the Company or any of its Subsidiaries.

(eee) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(fff) “Subsidiary” shall have the meaning set forth in the Issuance Agreement.

(ggg) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

89

(hhh) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the applicable Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(iii) “Transaction Documents” means the Issuance Agreement, the Registration Rights Agreement, this Certificate of Designations, the Warrants and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Issuance Agreement, all as may be amended from time to time in accordance with the terms thereof.

(jjj) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $2,000,000.

(kkk) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(lll) “Warrants” shall mean each of the New Warrants (as defined in each Warrant (as defined in the Issuance Agreement)), and shall include all warrants issued in exchange therefor or replacement thereof.

90

(mmm) “Warrant Shares” means, collectively, the shares of Common Stock issuable upon exercise of the Warrants.

33. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the applicable Holder explicitly in writing in such notice (or promptly (but no later than the next Business Day) following receipt of notice from such Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company promptly (but no later than the next Business Day) following receipt of notice from such Holder), such Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 33 shall limit any obligations of the Company, or any rights of any Holder, under Section 4(i) of the Issuance Agreement.

34. Absence of Trading and Disclosure Restrictions. The Company acknowledges and agrees that no Holder is a fiduciary or agent of the Company and that each Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of such Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that each Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[The remainder of the page is intentionally left blank]

91

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations of the Certificate of Incorporation of IMAC Holdings, Inc.to be signed by its Chief Executive Officer on this ___ day of ____, 2024.

IMAC HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT I

IMAC HOLDINGS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations of the Certificate of Incorporation of IMAC Holdings, Inc., a Delaware corporation (the “Company”) establishing the terms, preferences and rights of the Series D Convertible Preferred Stock, $0.001 par value (the “Preferred Shares”) of the Company (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of Preferred Shares indicated below into shares of common stock, $0.001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:
(1) (2) Aggregate number of Preferred Shares to be converted:

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid Dividends with respect to such Preferred Shares to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

☐ If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:	_____________ __, _____

Name of Registered Holder

By:
Name:
Title:

Tax ID:
E-mail Address:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice, (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the applicable Holder either (i) pursuant to Rule 144 (subject to such Holder’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company and acknowledged and agreed to by ________________________.

IMAC HOLDINGS, INC.

By:
Name:
Title:

Schedule I

Holder	Amount Outstanding Under Existing Note
Lincoln Park Capital Fund, LLC	$2,218,621.10
Cavalry Fund I LP	$1,917,314.45
Cavalry Investment Fund LP	$1,086,804.16
Ashton Capital Corporation	$6,523,843.18
Douglas Mergenthaler	$3,687,098.10
John Nash	$328,413.72
Scott V. Dols	$459,779.19